Exhibit 8.1

List of Subsidiaries

AU Optronics Corp., a corporation organized under the laws of the Republic of China, has twenty subsidiaries:

(i)	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;

(ii)	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;

(iii)	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;

(iv)	AU Optronics Europe B.V., a limited liability company incorporated under the laws of the Netherlands;

(v)	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;

(vi)	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;

(vii)	AU Optronics (Shanghai) Corp., a corporation organized under the laws of the People's Republic of China;

(viii)	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People's Republic of China;

(ix)	AU Optronics (Suzhou) Corp., a corporation organized under the laws of the People's Republic of China;

(x)	Konly Venture Corp., a corporation organized under the laws of the Republic of China;

(xi)	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;

(xii)	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People's Republic of China;

(xiii)	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People's Republic of China;

(xiv)	QDI Development Limited, a corporation organized under the laws of the British Virgin Islands;

(xv)	QDI International Limited, a corporation organized under the laws of the British Virgin Islands;

(xvi)	Tech-Well (Shanghai) Display Corp., a corporation organized under the laws of the People's Republic of China,

(xvii)	Quanta Display Technology Investment Ltd., a corporation organized under the laws of the Republic of China,

(xviii)	Toppan CFI (Taiwan) Co., Limited, a corporation organized under the laws of the Republic of China,

(xix)	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong, and

(xx)	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic.